EXHIBIT 99.1

                    PRESS RELEASE OF ORITANI FINANCIAL CORP.

FOR IMMEDIATE RELEASE
April 30, 2007
For further information contact:
Kevin J. Lynch
Chairman, President and Chief Executive Officer
Oritani Financial Corp.
(201) 664-5400

                             ORITANI FINANCIAL CORP.
                           ANNOUNCES QUARTERLY RESULTS

Township of Washington, N.J., April 30, 2007 - Oritani Financial Corp. (the "Company"), the holding company for Oritani Savings Bank (the "Bank") reported a net loss of $1.1 million or $0.09 per share, for the three months ended March 31, 2007, as compared to net income of $2.2 million for the corresponding 2006 period. The Company also reported net income of $3.3 million for the nine months ended March 31, 2007, as compared to net income of $6.1 million for the corresponding 2006 period.

The  Company's  decreased  results of operations  for the three- and  nine-month periods ended March 31, 2007 are attributable to the $9.1 million pre-tax charitable contribution to the OritaniSavingsBank Charitable Foundation. The results for these periods were also positively affected by two non-recurring items. The first such item was the reinvestment of the proceeds related to the subscription stock offering. Cash orders for stock received in the subscription offering totaled $413.0 million. These funds were received and maintained by the Company beginning with the stock order period through the closing of the stock transaction. This occurred primarily over December, 2006 and January, 2007. The average balance of stock subscriptions over that two month period was $308.2 million. Such funds were invested in short term investments and the Company was able to realize a return that was slightly higher than the federal funds rate. The Company paid interest on these funds at the Bank's passbook rate of interest, and the difference between the interest earned and the interest paid increased results for the three- and nine-month periods ended March 31, 2007 by $1.1 million and $1.5 million, respectively. The second such item was the recognition of a pre-tax gain of $514,000 regarding the sale of the Company's former headquarters in Hackensack, NJ (see Other Income for additional information regarding this transaction). After adjusting for these items, net income for the three months ended March 31, 2007 was $3.2 million, and net income for the nine months ended March 31, 2007 was $7.2 million.

The Company's initial public offering closed on January 23, 2007 and the newly issued shares of common stock commenced trading on the Nasdaq Global Market under the symbol "ORIT" on January 24, 2007. Accordingly, the earnings per share calculations for the 2007 periods only use the results of operations from January 24, 2007 forward. Common stock was sold in the subscription offering at $10.00 per share. The share price closed at $15.00 on March 31, 2007.

"From the high level of subscription orders in our community offering, to the post IPO performance of our stock, we are very appreciative of the strong support we have received from both our customers and the investment community" said Kevin J. Lynch, the Company's Chairman, President and CEO. "We are doing our best to reward our shareholders' confidence in us. While the current interest rate environment is certainly challenging, we are still accomplishing objectives. In particular, we were able to achieve loan growth of $33.8 million during the quarter." The Company's loan originations totaled $58.2 million and $143.8 million for the three and nine months ended March 31, 2007, respectively. Loans, net grew by $79.3 million over the nine month period ended March 31, 2007. The majority of the loan growth has occurred in the multifamily/commercial real estate loan portfolio. Such loans comprised 66.8% of the loan portfolio at March 31, 2007.

Mr. Lynch also commented on the Company's charitable contribution. "It is gratifying that the Company will be able to support the local neighborhoods through the OritaniSavingsBank Charitable Foundation. Although the contribution had a one time impact on our earnings, the Foundation will now be able to provide positive assistance to the communities where we operate for a substantial period of time."

Comparison of Operating Results
-------------------------------

Interest Income

Total interest income increased by $4.6 million, or 35.2%, to $17.8 million for the three months ended March 31, 2007, from $13.1 million for the three months ended March 31, 2006. The largest increase was in interest on fed funds and short term investments. Interest on federal funds sold and short term investments increased to $3.3 million for the three months ended March 31, 2007, from $15,000 for the three months ended March 31, 2006. The increase in interest income is related to an increase in the average balance of fed funds sold and short term investments as a result of the funds received associated with the stock subscriptions and the proceeds from the stock offering. The Company has decided to maintain relatively high balances in fed funds and short term investments as the available returns on longer lived assets have, thus far, been deemed insufficient to justify the interest rate risk inherent in such assets. Interest income on mortgage loans also contributed to the increase in overall interest income. The Company continued its previously described strategic plan of redeploying cash flows from investments into mortgage loans. Interest on mortgage loans increased by $1.8 million, or 18.7%, to $11.4 million for the three months ended March 31, 2007, from $9.6 million for the three months ended March 31, 2006. Interest on the investment related captions of securities held to maturity ("HTM"), securities available for sale ("AFS"), mortgage-backed securities ("MBS") HTM and MBS AFS decreased by $452,000, or 12.9%, to $3.0 million for the three months ended March 31, 2007, from $3.5 million for the three months ended March 31, 2006. The decrease in these investment captions was partially mitigated as purchases totaling $10.0 million were deployed in very short term securities classified as AFS over the quarter ended March 31, 2007.

For the nine months ended March 31, 2007, total interest income increased by $8.8 million, or 23.1%, to $46.9 million, from $38.1 million for the nine months ended March 31, 2006. The largest increase was in interest on mortgage loans while interest on most investment related categories decreased. Interest on mortgage loans increased by $6.1 million, or 23.1%, to $32.4 million for the nine months ended March 31, 2007, from $26.3 million for the nine months ended March 31, 2006. Interest on the captions of securities HTM, securities AFS, MBS HTM and MBS AFS decreased by $2.5 million, or 21.0%, to $9.2 million for the nine months ended March 31, 2007, from $11.7 million for the nine months ended March 31, 2006. Interest on federal funds sold and short term investments increased to $5.2 million for the nine months ended March 31, 2007, from $72,000 for the nine months ended March 31, 2006. As described above, the average asset balances in federal funds sold and short term investments were higher due to funds from stock subscriptions and the stock offering proceeds, and the returns were positively impacted by higher fed fund rates in the 2007 period.

Interest Expense

Total interest expense increased by $2.7 million, or 45.0%, to $8.7 million for the three months ended March 31, 2007, from $6.0 million for the three months ended March 31, 2006. Interest expense continues to be substantially affected by the current interest rate environment. Short term rates have increased over the period, as a result the Bank has increased rates on deposit products in order to minimize outflows and attract new deposit accounts. In addition, the interest paid on the stock subscription proceeds is included within interest on deposits. Interest expense on these proceeds was computed at the Bank's passbook rate and totaled $270,000 during the three months ended March 31, 2007. Interest expense on deposits and stock subscription proceeds increased by $2.0 million, or 48.0%, to $6.3 million for the three months ended March 31, 2007, from $4.2 million for the three months ended March 31, 2006. Interest expense on borrowings was affected by the higher interest rate environment as well as an increase in the average balance. Interest expense on borrowings increased by $658,000, or 37.9%, to $2.4 million for the three months ended March 31, 2007, from $1.7 million for the three months ended March 31, 2006.

The same factors described for the three month period also affected the results for interest expense during the nine month period. Total interest expense increased by $7.2 million, or 41.9%, to $24.3 million for the nine months ended March 31, 2007, from $17.2 million for the nine months ended March 31, 2006. Interest expense on deposits and stock subscription proceeds increased by $5.7 million, or 48.2%, to $17.5 million for the nine months ended March 31, 2007, from $11.8 million for the nine months ended March 31, 2006. The 2007 period includes $517,000 of interest paid on stock subscription proceeds. Interest expense on borrowings increased by $1.5 million, or 28.0%, to $6.8 million for the nine months ended March 31, 2007, from $5.3 million for the nine months ended March 31, 2006.

Net Interest Income

Net interest income was negatively impacted by the current interest rate environment. Typically, the Company's interest income is influenced more by longer term interest rates while the Company's interest expense is influenced more by shorter term interest rates. The interest rate yield curve has remained inverted, meaning that short term market interest rates have been higher than long term rates. This unusual situation has persisted, which negatively impacts the Company's ability to maximize the spread between the interest-earning assets and interest-bearing liabilities, which ultimately impacts profitability. The Company has offset some of the effect of the inverted yield curve by redeploying the cash flows from its investment security and MBS portfolios into higher yielding loans. The effect of the inverted yield curve has been further negated due to the Company's ability to redeploy the funds from the subscription and stock offering into short term investments and realize a positive spread as compared to the interest expense paid on these funds. The proceeds from the stock offering, in particular, positively impact the Company's net interest income as these proceeds do not generate a related interest expense. Because of the inverted yield curve, the Company has maintained comparably high balances in short term assets. The returns on such assets have been comparable to the available returns on longer term assets with less risk. Net interest income increased by $1.9 million, or 26.9%, to $9.1 million for the three months ended March 31, 2007, from $7.2 million for the three months ended March 31, 2006. Net interest income increased by $1.6 million, or 7.6%, to $22.5 million for the nine months ended March 31, 2007, from $20.9 million for the nine months ended March 31, 2006.

Provision for Loan Losses

The Company recorded provisions for loan losses of $350,000 for the three months ended March 31, 2007 as compared to $393,000 for the three months ended March
31, 2006. There were no recoveries or charge-offs in either period and delinquencies were minimal. The Company's allowance for loan losses is analyzed quarterly and many factors are considered. The primary reason for the provisions was loan growth during the three month periods. The Company recorded provisions for loan losses of $775,000 for the nine months ended March 31, 2007 as compared to $1.2 million for the nine months ended March 31, 2006. There were no recoveries or charge-offs in either period and delinquencies were minimal. The primary reason for the provisions in the nine month periods was, again, loan growth during the period. The main factor for the decreased provision for loan losses in the 2007 period was a decrease in the rate of loan growth. Loans, net increased $79.3 million during the nine months ended March 31, 2007 and $129.5 million during the nine months ended March 31, 2006.

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



Other Income

Other income increased by $767,000, or 81.2%, to $1.7 million for the three months ended March 31, 2007, from $945,000 for the three months ended March 31, 2006. The primary reason for the increase was a $514,000 gain recognized on the previous sale of the Company's former headquarters in Hackensack, NJ. The asset was sold in December, 2005 and the Company initially accounted for the transaction as a finance obligation due to the Company's continuing involvement with the sold property. The Company leased back a portion of the premises and provided the buyer with non recourse financing. During the March 31, 2007 quarter, the non recourse note was sold to another financial institution which permitted the Company to utilize sale/leaseback accounting in accordance with FASB statement No. 98. In accordance with this guidance, $514,000 of the gain on the sale was recognized in the current quarter and the remaining deferred gain of $519,000 will be recognized ratably over the remaining term of the lease. Income from investments in real estate joint ventures increased by $138,000, or 73.0%, to $327,000 for the three months ended March 31, 2007, from $189,000 for the three months ended March 31, 2006. The income reported in this caption is dependent upon the operations of various properties and is subject to fluctuation. The "other" caption within other income also contributed to the increase. This caption increased by $143,000, to $194,000 for the three months ended March 31, 2007, from $51,000 for the three months ended March 31, 2006. This increase is primarily due to float earnings on the oversubscription funds returned to subscribers. Other income increased by $1.3 million, or 46.6%, to $4.0 million for the nine months ended March 31, 2007, from $2.7 million for the nine months ended March 31, 2006. The primary items affecting the three month comparison also affected the nine month comparison. For the comparable nine month periods, gain on sale of assets increased $514,000; income from investments in real estate joint ventures increased by $165,000 and other income increased by $157,000. In addition, the results for the 2006 period were impacted by a $321,000 loss recognized on the sale of a security.

Operating Expenses

Operating expenses increased by $8.8 million to $13.1 million for the three months ended March 31, 2007, from $4.4 million for the three months ended March 31, 2006. The primary reason for the increase was the $9.1 million contribution to the OritaniSavingsBank Charitable Foundation. This contribution was executed in conjunction with the stock offering and was detailed in the Company's prospectus. Excluding the effects of this contribution, operating expenses decreased by $341,000, or 7.8%, to $4.0 million for the three months ended March 31, 2007, from $4.4 million for the three months ended March 31, 2006. Office occupancy and equipment expense decreased by $199,000, or 35.6%, to $360,000 for the three months ended March 31, 2007, from $559,000 for the three months ended March 31, 2006. This decrease was primarily due to decreased real estate tax expense, as well as smaller decreases in depreciation and maintenance expenses, and snow removal expenses. The decreased real estate tax expense was primarily due to successful appeals of assessed values. Compensation, payroll taxes and fringe benefits decreased by $121,000, or 4.0%, to $2.9 million for the three months ended March 31, 2007, from $3.0 million for the three months ended March 31, 2006. The changes in this caption primarily pertained to changes in costs associated with the Company's benefit plans. For the quarter ended March 31,


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


2006, expenses associated with the Company's defined benefit pension plan ("the DB Plan') totaled $750,000, while no expense was necessary in the comparable 2007 period. Conversely, expenses associated with the Company's ESOP totaled $306,000 for the three months ended March 31, 2007, while no expenses were recorded in the comparable 2006 period. The ESOP was formed in conjunction with the stock offering and was not in existence in 2006. Compensation and health insurance costs also increased slightly in the 2007 period. For the nine month period, operating expenses increased by $8.4 million to $21.4 million for the nine months ended March 31, 2007, from $13.0 million for the nine months ended March 31, 2006. The primary reason for the increase was, again, the $9.1 million contribution to the OritaniSavingsBank Charitable Foundation. Excluding the effects of this contribution, total operating expenses decreased by $688,000, or 5.3%, to $12.3 million for the nine months ended March 31, 2007, from $13.0 million for the nine months ended March 31, 2006. Office occupancy and equipment expense decreased by $461,000, or 28.9%, to $1.1 million for the nine months ended March 31, 2007, from $1.6 million for the nine months ended March 31, 2006. This decrease was primarily due to the reasons described above for this caption. Compensation, payroll taxes and fringe benefits was stable over the period, decreasing by $74,000, with changes within the components contained in this caption. Within this caption (for the comparable nine month periods), expenses associated with the DB Plan decreased $1.5 million, expenses associated with the ESOP increased $306,000 and expenses associated with the other retirement plans increased $537,000. The net decrease in this caption was also partially offset by increases in compensation, health insurance expense and directors' fees. Other expenses decreased by $128,000, or 21.7%, to $462,000 for the nine months ended March 31, 2007, from $590,000 for the nine months ended
March 31, 2006. The decrease was primarily due to decreases in correspondent bank service charges and loan related expenses.

Income Taxes

Income tax benefit of $1.5 million was recognized for the three months ended March 31, 2007. This compares to income tax expense of $1.2 million for the three months ended March 31, 2006. The benefit recognized in the 2007 period was due to the pre-tax loss of $2.7 million for the quarter, while the expense recognized in the 2006 period was due to the pre-tax income of $3.4 million for the quarter. For the nine months ended March 31, 2007, income tax expense was $1.0 million, due to pre-tax income of $4.3 million, resulting in an effective tax rate of 23.1%. For the nine months ended March 31, 2006, income tax expense was $3.4 million, due to pre-tax income of $9.5 million, resulting in an effective tax rate of 36.0%. Various factors contribute to differences between pre-tax book income and taxable income. The contribution to OritaniSavingsBank Charitable Foundation created a substantial difference between pre-tax book income and taxable income. The tax deduction generated by this contribution was much larger than the associated book expense, and caused the decreased effective rate in the 2007 periods.


Balance Sheet Summary
---------------------

Total assets increased $185.6 million, or 18.0%, to $1.22 billion at March 31, 2007, from $1.03 billion at June 30, 2006. The increase is primarily due to the increase in capital from the stock offering and increased borrowings.

The largest asset increase occurred in cash and cash equivalents (which includes fed funds and short term investments). This category increased $152.7 million to $160.0 million at March 31, 2007, from $7.3 million at June 30, 2006. The majority of the net proceeds associated with the stock offering along with the other liquidity of the Company were invested in fed funds and short term investments. As described under "interest income" and "net interest income," the Company has maintained high balances in this category primarily due to the inverted yield curve.

The Company also experienced substantial growth in loans, net. Loans, net increased $79.3 million, or 12.3%, to $722.4 million at March 31, 2007, from $643.1 million at June 30, 2006. The Company continued its emphasis on loan originations, particularly multifamily and commercial real estate loans. Loan originations for the nine months ended March 31, 2007 totaled $58.2 million and an additional $7.0 million of loans were purchased. The Company also continued their trend of redeploying most cash flows from the securities and MBS portfolios into loan originations. There were minimal asset purchases, and the combined securities and MBS portfolios decreased $49.0 million, or 15.5%, over the nine month period.

Federal Home Loan Bank of New York ("FHLB-NY") stock increased $2.4 million, or 25.5%, to $11.8 million at March 31, 2007, from $9.4 million at June 30, 2006. Additional purchases of this stock were required due to additional advances obtained from FHLB-NY.

Office properties and equipment, net decreased $1.7 million, or 16.4%, to $8.5 million at March 31, 2007, from $10.2 million at June 30, 2006. As described in "other income," the Company had previously sold its former headquarters and the accounting for the sale changed over the March 31, 2007 quarter due to a subsequent transaction. Due to this change, the headquarters were removed from the books of the Company and office properties and equipment, net decreased by $1.5 million.

Deposits increased $15.9 million, or 2.3%, to $704.5 million at March 31, 2007, from $688.6 million at June 30, 2006. The Company's deposit balances fluctuated over the nine month period. Deposits had increased to $721.3 million at December 31, 2006. However, the Company believed that a portion of that increase pertained to the stock offering subscriptions, which is the primary reason for the decrease from the December 31, 2006 balance. Deposit growth has been difficult, but results for the current fiscal year appear to be reversing a recent trend of deposit erosion.

Borrowings increased $52.6 million, or 31.0%, to $222.4 million at March 31, 2007, from $169.8 million at June 30, 2006. The Company committed to various advances from the FHLB-NY over the period with terms considered to be favorable.

Stockholders' equity increased $115.4 million, or 76.9%, to $265.6 million at March 31, 2007, from $150.1 million at June 30, 2006. The net proceeds from the stock offering, after deductions for the unallocated stock held by the ESOP, were $112.0 million. The balance of the increase is due to net income for the period slightly augmented by an increase in the value of securities classified as available for sale.

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


About the Company
-----------------

Oritani Financial Corp. is the holding company for Oritani Savings Bank, a savings bank offering a full range of retail and commercial loan and deposit products. The Bank currently operates its main office and 18 full service branches in the New Jersey Counties of Bergen, Hudson and Passaic.

Forward Looking Statements
--------------------------

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                    Oritani Financial Corp. and Subsidiaries
                       Township of Washington, New Jersey
                           Consolidated Balance Sheets
                  March 31, 2007 (unaudited) and June 30, 2006





                                                   March 31,    June 30,
               Assets                                2007         2006
                                                   ----------   ----------
                                                       (in thousands)
Cash on hand and in banks                        $     8,337   $    7,274
Federal funds sold and short term investments        151,649            -
                                                   ----------   ----------
         Cash and cash equivalents                   159,986        7,274

Loans, net                                           722,360      643,064
Securities held to maturity, estimated market
  value of $5,340 and $13,186 at March 31, 2007
  and June 30, 2006, respectively                      5,415       13,415
Securities available for sale, at market value        15,453       10,499
Mortgage-backed securities held to maturity,
  estimated market value of $226,751 and
  $262,323 at March 31,2007 and June 30, 2006,
  respectively                                       232,920      274,695
Mortgage-backed securities available for sale,
  at market value                                     13,296       17,426
Bank Owned Life Insurance (at cash surrender value)   25,109       24,381
Federal Home Loan Bank of New York stock, at cost     11,754        9,367
Accrued interest receivable                            4,485        3,910
Investments in real estate joint ventures, net         6,360        6,233
Real estate held for investment                        2,326        2,223
Office properties and equipment, net                   8,498       10,171
Other assets                                           9,081        8,763
                                                   ----------   ----------
                                                 $ 1,217,043  $ 1,031,421
                                                   ==========   ==========

             Liabilities
Deposits                                         $   704,535  $   688,646
Borrowings                                           222,360      169,780
Advance payments by borrowers for taxes and
  insurance                                            5,326        5,107
Accrued taxes payable                                      -          439
Official checks outstanding                            3,889        4,248
Other liabilities                                     15,370       13,065
                                                   ----------   ----------
         Total liabilities                           951,480      881,285
                                                   ----------   ----------

         Stockholders' Equity
Preferred stock, $0.01 par value; 10,000,000
  shares authorized-none issued or outstanding             -            -
Common stock, $0.01 par value; 80,000,000
  shares authorized; 40,552,162 issued and
  outstanding at March 31, 2007, and 1,000
  issued and otanding at June 30, 2006                   130            -
Additional paid-in capital                           127,607            -
Unallocated common stock held by the employee
  stock ownership plan                               (15,698)           -
Retained income                                      153,584      150,266
Accumulated other comprehensive loss, net of tax         (60)        (130)
                                                   ----------   ----------
         Total stockholders' equity                  265,563      150,136

                                                   ----------   ----------
                                                 $ 1,217,043 $  1,031,421
                                                   ==========   ==========



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


                    Oritani Financial Corp. and Subsidiaries
                       Township of Washington, New Jersey
                      Consolidated Statements of Operations
         Three and Nine Months Ended March 31, 2007 and 2006 (unaudited)


                                           Three months ended  Nine months ended
                                              March 31,            March 31,
                                            ------------------ -------------------
                                              2007      2006       2007     2006
                                            --------- -------- --------- ---------
Interest income:                         (in thousands, except per share data)
     Interest on mortgage loans              $ 11,439  $ 9,635 $ 32,397 $ 26,322
     Interest on securities held to maturity      281      250      801      800
     Interest on securities available for sale    260      129      553      951
     Interest on mortgage-backed securities
       held to maturity                         2,322    2,882    7,294    9,187
     Interest on mortgage-backed securities
       available for sale                         178      232      573      741
     Interest on federal funds sold and
       short term investments                   3,285       15    5,233       72
                                            --------- --------  -------- --------
             Total interest income             17,765   13,143   46,851   38,073
                                            --------- --------  -------- --------
Interest expense:
     Deposits and stock subscription proceeds   6,276    4,241   17,504   11,814
     Borrowings                                 2,395    1,737    6,837    5,341
                                            --------- --------  -------- --------
             Total interest expense             8,671    5,978   24,341   17,155
                                            --------- --------  -------- --------
             Net interest income before
               provision for loan losses        9,094    7,165   22,510   20,918

Provision for loan losses                         350      393      775    1,193
                                            --------- --------  -------- --------
             Net interest income                8,744    6,772   21,735   19,725
                                            --------- --------  -------- --------

Other income:
     Service charges                              261      252      794      770
     Real estate operations, net                  170      224      703      716
     Income from investments in real estate
       joint ventures                             327      189      928      763
     Bank-owned life insurance                    246      229      729      636
     Net gain on sale of assets                   514        -      514        -
     Net loss on the sale of securities             -        -        -     (321)
     Other income                                 194       51      298      141
                                            --------- --------  -------- --------
             Total other income                 1,712      945    3,966    2,705
                                            --------- --------  -------- --------

Operating expenses:
     Compensation, payroll taxes and fringe
       benefits                                 2,875    2,996    8,667    8,741
     Advertising                                  125      125      375      422
     Office occupancy and equipment expense       360      559    1,134    1,595
     Data processing service fees                 263      273      774      823
     Federal insurance premiums                    23       23       68       71
     Telephone, Stationary, Postage and Supplies  104      100      289      304
     Insurance, Legal, Audit and Accounting       141      116      505      416
     Contribution to charitable foundation      9,110        -    9,110        -
     Other expenses                               133      173      462      590
                                            --------- --------  -------- --------
             Total operating expenses          13,134    4,365   21,384   12,962
                                            --------- --------  -------- --------

             (Loss) income before income tax
               (benefit)expense                (2,678)   3,352    4,317    9,468
Income tax (benefit) expense                   (1,548)   1,188      999    3,410
                                            --------- --------  -------- --------
             Net (loss) income               $ (1,130)$  2,164 $  3,318 $  6,058
                                            ========= ========  ======== ========


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                                      (End)



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